EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Schedules Earnings Release of First Fiscal Quarter 2019 Results

NEW YORK, Jan. 09, 2019 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ: PFLT) (TASE:PFLT) announced that it will report results for the first fiscal quarter ended December 31, 2018 on Wednesday, February 6, 2019 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 7, 2019 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 289-0459 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2558. All callers should reference PennantPark Floating Rate Capital Ltd.  An archived replay of the call will be available through February 21, 2019 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2535745.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com